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                                                                    Exhibit 10.i
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Board of Directors
BankAmerica Corporation                                    November 7, 1994



                     RESOLUTION ADOPTING AMENDMENTS TO THE
               BANKAMERICA CORPORATION 1992 MANAGEMENT STOCK PLAN
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     The Board of Directors of BankAmerica Corporation ("BAC") authorized and determined on November 7, 1994 the amendments to the BankAmerica Corporation 1992 Management Stock Plan (the "1992 MSP") as set forth in Exhibits 1, 2 and 3 hereto.
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                                   EXHIBIT 1

     Section 6.8 of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:

          "6.8 Non-Assignability. Except as provided below, no Participant shall have the right to alienate, assign, encumber, hypothecate or pledge his or her interest in any Award under the Plan, voluntarily or involuntarily, and any attempt to so dispose of any such interest prior to payment thereof shall be void.

          Any Participant who is an Executive Officer (as defined below) shall have the right, subject to the conditions specified in the following paragraph, to irrevocably transfer to Immediate Family Members (as defined below) Options granted at any time under the Plan to any such Participant ("Executive Officer Participant"). As used in the Plan and the related Award Agreements, the following terms, when written with initial capital letters, shall have the meanings stated below:

          (a) The term Executive Officer means an Executive Officer designated by the Board for federal securities law purposes, provided such officer is also a member of the Managing Committee of Bank of America NT&SA.

          (b) The term Immediate Family Members means (i) the children, grandchildren or spouse of an Executive Officer Participant or (ii) a trust for the benefit of such family members.

          As conditions to such transferability of any Options, (i) the Executive Officer Participant may not receive any consideration for the transfer; (ii) the Award Agreements pursuant to which such Options are granted, or amendments to the Award Agreements with respect to previously granted Options, in each case approved by the Committee, must specify the actual extent to which such Options may be transferred, all in accordance with the terms of the Plan; and (iii) the Options so transferred must continue to be subject to the same terms and conditions that were applicable to such Options prior to their transfer.

          The transferee of any Options transferred in accordance with the terms and conditions of the Plan shall have the right to exercise such Options and to have the shares of Common Stock covered by such Options registered in the name of such transferee, as though such transferee were the Optionee for purposes of Section 2.7 of the Plan.

               Notwithstanding anything contained in this Section 6.8, the Company shall have the right to offset from any unpaid or deferred Award any amounts due and owing from the Participant
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     to the extent permitted by law; provided, however, that with respect to any
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     Options that are transferred in accordance with the terms and conditions of the Plan, such right shall cease upon the transfer."
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                                   EXHIBIT 2


          The first sentence of Section 5.1 of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:


          "The Committee is hereby authorized to grant to Participants such awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock (including, without limitation, securities convertible into shares of Common Stock) as are deemed by the Committee to be consistent with the purposes of the Plan; provided, however, that such grants must comply with
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     Rule 16b-3 promulgated by the Securities and Exchange Commission under the
     Securities Exchange Act of 1934, as amended, and applicable law, except that Options may be transferable to the extent permitted by, and in accordance with the provisions of, Section 6.8 of the Plan."
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                                   EXHIBIT 3


          Section 1.3(n) of the BankAmerica Corporation 1992 Management Stock Plan is amended to read in its entirety as follows:


          "(n)  Other Stock-Based Award means an Award granted pursuant to
     Section 5.1 of the Plan."